Exhibit 99.1
Enterprise and TEPPCO Agree to Merge
Forming Largest Publicly Traded Energy Partnership
     Houston, Texas (June 29, 2009) — Enterprise Products Partners L.P. (NYSE: EPD, referred to as “Enterprise”), TEPPCO Partners, L.P. (NYSE: TPP, referred to as “TEPPCO”) and Enterprise GP Holdings L.P. (NYSE: EPE, referred to as “Enterprise GP”) today announced that Enterprise and TEPPCO have entered into definitive agreements to merge Enterprise and TEPPCO (along with TEPPCO’s general partner) to form the largest publicly traded energy partnership with an enterprise value of more than $26 billion. The combined partnership, which will retain the name Enterprise Products Partners L.P., will access the largest producing basins of natural gas, natural gas liquids (NGLs) and crude oil in the U.S., and serve some of the largest consuming regions for natural gas, NGLs, refined products, crude oil and petrochemicals.
     The combined partnership will own almost 48,000 miles of pipelines comprised of over 22,000 miles of NGL, refined product and petrochemical pipelines, over 20,000 miles of natural gas pipelines and more than 5,000 miles of crude oil pipelines. The merged partnership’s logistical assets will include approximately 200 million barrels of NGL, refined product and crude oil storage capacity; 27 billion cubic feet of natural gas storage capacity; one of the largest NGL import/export terminals in the U.S., located on the Houston Ship Channel; 60 NGL, refined product and chemical terminals spanning the U.S. from the west coast to the east coast; and crude oil import terminals on the Texas Gulf Coast. The combined partnership will own interests in 17 fractionation plants with over 600,000 barrels per day of net capacity; 25 natural gas processing plants with a net capacity of approximately 9 billion cubic feet per day; and 3 butane isomerization facilities with a capacity of 116,000 barrels per day. The combined partnership would also be one of the largest inland tank barge companies in the U.S.

     “We are excited to announce this merger, which will establish Enterprise as the largest pipeline partnership as measured by miles of pipe, enterprise value and equity market capitalization,” said Michael A. Creel, President and Chief Executive Officer of Enterprise. “We believe this combination will provide long-term accretion for Enterprise’s unitholders and general partner, driven by our scale, broad geographic and business diversification and the benefits of our integrated midstream energy system. This transaction expands Enterprise’s lines of business beyond its strong operating presence in providing services to producers and consumers of natural gas and NGLs into the transportation and storage of refined products and crude oil. We expect the merger to be accretive in 2010 as we begin to generate cash flow from incremental commercial and organic growth opportunities, in addition to at least $20 million of cost savings and overall system optimization. We also believe the size, financial stability and liquidity of the combined company will appeal to our customers and our debt and equity investors.”
     Jerry E. Thompson, President and Chief Executive Officer of TEPPCO, said, “With our foundation of fee-based businesses, TEPPCO complements Enterprise’s strategic philosophy and provides an added dimension of asset diversification. The strength of the combined partnership should benefit TEPPCO investors through a lower cost of capital and improved access to the capital markets, both of which should enhance our ability to participate in accretive projects and support our ability to increase distributions to partners in the future. Additionally, TEPPCO customers can expect to continue receiving the same outstanding service to which they have become accustomed.”
     Under the terms of the definitive agreement, TEPPCO and TEPPCO’s general partner, Texas Eastern Products Pipeline Company, LLC (referred to as “TEPPCO GP”), will become wholly-owned subsidiaries of Enterprise. In consideration, TEPPCO unitholders, except for a certain affiliate of EPCO, Inc., will receive 1.24 Enterprise common units for each TEPPCO unit, representing: a 14.5 percent premium to the initial offer made by Enterprise on March 9, 2009; an 18.8 percent premium to the exchange rate based on the last 10-day average closing prices of TEPPCO units and Enterprise common units on March 6, 2009, the business day prior to the date on which Enterprise made its initial offer; and a 9.3 percent premium to the closing price of TEPPCO units on June 26, 2009.
     An affiliate of EPCO, Inc., a private company controlled by Dan L. Duncan, will exchange its 11,486,711 TEPPCO units for 14,243,521 Enterprise units, based on the 1.24 exchange rate, which will consist of 9,723,090 Enterprise common units and 4,520,431 Enterprise Class B units. The Enterprise Class B units will not be entitled to regular quarterly cash distributions for the sixteen quarters following the closing of the merger. The Class B units will convert automatically into the same number of common units on the date immediately following the payment date of the sixteenth distribution following the closing of the merger. The total distributions forgone by the Class B units would be more than $40 million based on expected increases in the cash distribution rate for Enterprise’s common units during this period. The Class B units will be entitled to vote together with the common units as a single class on partnership matters.
     In exchange for the merger of TEPPCO GP with a subsidiary of Enterprise, Enterprise GP will receive 1,331,681 Enterprise common units and an increase in the capital account of Enterprise’s general partner, Enterprise Products GP, LLC (referred to as “EPD GP”), to maintain the general partner’s two percent interest in Enterprise. EPD GP will continue to be wholly owned by Enterprise GP after the merger.
     The respective Audit, Conflicts and Governance Committees for the general partners of Enterprise and Enterprise GP and the Special Committee of the Audit, Conflicts and Governance Committee of the general partner of TEPPCO each voted unanimously in favor of the merger.

     “We fully support the combination of Enterprise and TEPPCO and believe there will be long-term value created for our unitholders,” said Ralph S. Cunningham, President and Chief Executive Officer of Enterprise GP. “Enterprise’s and TEPPCO’s underlying businesses are very complementary. We expect the simplified partnership structure will lead to additional commercial opportunities, cost savings and an overall lower cost of capital which should result in additional distributable cash flow. Initially, we expect the merger will be essentially neutral in terms of the distributions we receive from our existing limited and general partnership interests in Enterprise and TEPPCO and will become accretive as the incremental benefits of the merger are realized.”
     Following the closing of the merger, Enterprise expects affiliates of EPCO, Inc., including Enterprise GP, will own approximately 29.5 percent of Enterprise’s outstanding limited partner units and that Enterprise GP will own approximately 3.4 percent of Enterprise’s outstanding limited partner units.
     The executive management team of the general partner of Enterprise after the merger closes will continue to include Dan L. Duncan, Chairman; Michael A. Creel, President and Chief Executive Officer; A. J. Teague, Executive Vice President and Chief Commercial Officer; Richard H. Bachmann, Executive Vice President and Chief Legal Officer; William Ordemann, Executive Vice President and Chief Operating Officer; and W. Randall Fowler, Executive Vice President and Chief Financial Officer.
     The completion of the merger is subject to the approval of at least a majority of the outstanding TEPPCO units. The vote approving the merger must also include at least a majority of the votes cast by TEPPCO unitholders excluding certain unitholders affiliated with EPCO and other specified officers and directors of TEPPCO GP, Enterprise GP and Enterprise. Affiliates of EPCO Inc., including Enterprise GP, have executed a support agreement in which they have agreed to vote in favor of the TEPPCO merger and in which Enterprise GP acknowledges and agrees that it has executed a written consent as the sole member of TEPPCO’s general partner approving the merger of TEPPCO’s general partner. The closing is also subject to customary regulatory approvals, including that under the Hart-Scott-Rodino Antitrust Improvements Act. Completion of the merger is expected to occur during the fourth quarter of 2009.
     In accordance with generally accepted accounting principles, Enterprise, TEPPCO and Enterprise GP expense merger-related costs as they are incurred. The partnerships expect that the largest amount of these costs will be incurred in the quarter in which the merger closes.
     Pursuant to a Memorandum of Understanding based upon, and executed contemporaneously with the merger agreements, Enterprise, TEPPCO, EPCO, TEPPCO GP and all individual defendants have agreed in principle with plaintiffs to the settlement of a consolidated class action lawsuit filed on April 29, 2009 in the Delaware Court of Chancery (the “Court”) on behalf of TEPPCO unitholders challenging the fairness of Enterprise’s initial merger proposal, as well as the settlement of a separate class and derivative action brought by a TEPPCO unitholder pending in the Court. That action alleges, among other things, that the joint venture to further expand TEPPCO’s Jonah system entered into by TEPPCO and Enterprise in August 2006 and the sale by TEPPCO of its Pioneer natural gas processing plant and certain gas processing rights to Enterprise in March 2006 were unfair to TEPPCO. The effectiveness of the settlement is subject, among other things, to the drafting and execution of definitive settlement documents, approval of the Court, and consummation of the merger.
     Financial advisors for this transaction were Barclays Capital Inc. for Enterprise; Lazard Frères & Co. LLC for the Audit, Conflicts and Governance Committee of the general partner of Enterprise; Credit Suisse Securities (USA) LLC for the independent Special Committee of the Audit, Conflicts and Governance Committee of the general partner of TEPPCO; and Morgan Stanley & Co. Incorporated for the Audit, Conflicts and Governance Committee of the general partner of Enterprise GP. Legal counsels were Andrews Kurth LLP for Enterprise; Skadden, Arps, Slate, Meagher and Flom LLP for the

Audit, Conflicts and Governance Committee of the general partner of Enterprise; Baker Botts L.L.P. for TEPPCO; Mayer Brown LLP for the independent Special Committee of the Audit, Conflicts and Governance Committee of the general partner of TEPPCO; and Baker & Hostetler LLP for the Audit, Conflicts and Governance Committee of the general partner of Enterprise GP.
     Enterprise, TEPPCO and Enterprise GP will host a joint conference call to discuss this transaction at 9:00 a.m. central daylight time this morning. The call will be broadcast live over the Internet and may be accessed by visiting Enterprise’s website at www.epplp.com under the “Investor Relations” tab; TEPPCO’s website at www.teppco.com under the “Investors” tab or Enterprise GP’s website at www.enterprisegp.com under the “Investor Relations” tab. Participants should access the website at least ten minutes prior to the start of the conference call to download and install any necessary audio software.
     Enterprise Products Partners L.P. is one of the largest publicly traded partnerships and is a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil and petrochemicals. Enterprise transports natural gas, NGLs, crude oil and petrochemicals through approximately 36,000 miles of onshore and offshore pipelines. Services include natural gas transportation, gathering, processing and storage; NGL fractionation (or separation), transportation, storage, and import and export terminaling; crude oil transportation; offshore production platform services; and petrochemical transportation and services. Additional information about Enterprise is available online at www.epplp.com. Enterprise Products Partners L.P. is managed by its general partner, Enterprise Products GP LLC, which is wholly owned by Enterprise GP Holdings L.P.
     TEPPCO Partners, L.P., is a publicly traded energy logistics partnership with operations that span much of the continental United States. TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products. TEPPCO’s midstream network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases (LPGs) and natural gas liquids, including one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States. TEPPCO’s storage assets include approximately 27 million barrels of capacity for refined petroleum products and LPGs and about 14 million barrels of capacity for crude oil. TEPPCO also owns a marine transportation business that transports refined petroleum products, crude oil and lube products primarily on the United States inland and Intracoastal Waterway systems, and in the Gulf of Mexico. For more information, visit TEPPCO’s website, www.teppco.com. Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings L.P.
     Enterprise GP Holdings L.P. is one of the largest publicly traded GP partnerships. It owns the general partner and certain limited partner interests in Enterprise Products Partners L.P. and TEPPCO Partners, L.P. as well as certain non-controlling general partner and limited partner interests in Energy Transfer Equity, L.P. For more information on Enterprise GP Holdings L.P., visit its website at www.enterprisegp.com.
INVESTOR NOTICE
     In connection with the proposed merger, a registration statement of Enterprise, which will include a prospectus of Enterprise and a proxy statement of TEPPCO and other materials, will be filed with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/ PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENTERPRISE, TEPPCO AND THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to security holders of TEPPCO seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about Enterprise and TEPPCO, without charge, at the SEC’s website at www.sec.gov. Copies of the registration statement and the definitive proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: (i) Investor Relations: Enterprise Products Partners L.P., (866) 230-0745, or (ii) Investor Relations, TEPPCO Partners, L.P., (800) 659-0059.
     TEPPCO, its general partner and the directors and management of their general partner may be deemed to be “participants” in the solicitation of proxies from TEPPCO’s security holders in respect of the proposed merger. INFORMATION ABOUT THESE PERSONS CAN BE FOUND IN TEPPCO’S 2008 ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT STATEMENTS OF CHANGES IN BENEFICIAL OWNERSHIP ON FILE WITH THE SEC. ADDITIONAL INFORMATION ABOUT THE INTERESTS OF SUCH PERSONS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER WILL BE INCLUDED IN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS TO BE FILED WITH THE SEC.
FORWARD LOOKING STATEMENTS
     This document includes “forward-looking statements” as defined by the SEC. All statements, other than statements of historical fact, included herein that address activities, events or developments that Enterprise GP, Enterprise or TEPPCO expect, believe or anticipate will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by unitholders and regulatory agencies, the possibility that the anticipated benefits from the proposed mergers cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by Enterprise GP, Enterprise and TEPPCO. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by law, neither Enterprise GP, Enterprise or TEPPCO intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Enterprise Products Partners L.P. and Enterprise GP Holdings L.P.
Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635

TEPPCO Partners, L.P.
Mark Stockard, Investor Relations (713) 381-4707 or (800) 659-0059
Rick Rainey, Media Relations (713) 381-3635
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Combined System Map

ENTERPRISE GP HOLDINGS L.P.

TEPPCO

Enterprise
Gas Processing Plant
Terminal
Fractionator
Underground Storage
Offshore Platform
Liquids Pipeline
Natural Gas Pipeline
Crude Pipeline
Dixie Pipeline
Skelly-Belvieu
TEPPCO
Fractionator
Terminal
Liquid Pipelines
Crude Pipelines
Natural Gas Pipelines
Seaway Pipeline
Centennial Pipeline
Marine Services

Combined System Map All rights reserved. Enterprise GP Holdings L.P., Enterprise Products partners L.P. and TEPPCO Partners, L.P. Combined System Map